                                                                   EXHIBIT 3.3
                                                                   -----------

================================================================================



                                    BY-LAWS

                                       OF

                            WIT CAPITAL GROUP, INC.



                                ---------------



                       Incorporated under the Laws of the

                               State of Delaware


                                 --------------



                                 Adopted as of
                                  July 2, 1998



================================================================================

                               TABLE OF CONTENTS

                                                                   Page

ARTICLE I        Offices                                             1

ARTICLE II       Meetings of Stockholders                            1

  Section  1     Place of Meetings                                   1
  Section  2     Annual Meeting                                      1
  Section  3     Special Meetings                                    1
  Section  4     Notice of Meetings                                  2
  Section  5     List of Stockholders                                2
  Section  6     Quorum                                              2
  Section  7     Voting                                              2
  Section  8     Proxies                                             3
  Section  9     Action Without a Meeting                            3

ARTICLE III      Board of Directors                                  3

  Section  1     Powers                                              3
  Section  2     Election and Term                                   3
  Section  3     Number                                              4
  Section  4     Quorum and Manner of Acting                         4
  Section  5     Organization Meeting                                4
  Section  6     Regular Meetings                                    4
  Section  7     Special Meetings; Notice                            5
  Section  8     Removal of Directors                                5
  Section  9     Resignations                                        5
  Section 10     Vacancies                                           5
  Section 11     Committees                                          5
  Section 11A    Executive Committee                                 5
  Section 12     Compensation of Directors                           6
  Section 13     Action Without a Meeting                            6
  Section 14     Telephonic Participation in Meetings                7

ARTICLE IV       Officers                                            7

  Section  1     Principal Officers                                  7
  Section  2     Election and Term of Office                         7
  Section  3     Other Officers                                      7
  Section  4     Removal                                             7

  Section  5     Resignations                                        7
  Section  6     Vacancies                                           8
  Section  7     Chairman of the Board                               8
  Section  8     President and Chief Executive Officer               8
  Section  9     Vice President                                      8
  Section 10     Treasurer                                           8
  Section 11     Secretary                                           8
  Section 12     Salaries                                            9

ARTICLE V        Indemnification of Officers and Directors           9

  Section  1     Right of Indemnification                            9
  Section  2     Expenses                                            9
  Section  3     Other Rights of Indemnification                     9

ARTICLE VI       Shares and Their Transfer                           9

  Section  1     Certificate for Stock                               9
  Section  2     Stock Certificate Signature                        10
  Section  3     Stock Ledger                                       10
  Section  4     Cancellation                                       10
  Section  5     Registrations of Transfers of Stock                10
  Section  6     Regulations                                        10
  Section  7     Lost, Stolen, Destroyed or Mutilated Certificates  11
  Section  8     Record Dates                                       11

ARTICLE VII      Miscellaneous Provisions                           11

  Section  1     Corporate Seal                                     11
  Section  2     Voting of Stocks Owned by the Corporation          11
  Section  3     Dividends                                          11

ARTICLE VIII     Amendments                                         12

                                    By-Laws

                                       of

                            Wit Capital Group, Inc.

                            (a Delaware corporation)


                                   __________



                                   ARTICLE I

                                    OFFICES
                                    -------

          The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1.  Place of Meetings.  All meetings of stockholders shall be
          ---------   -----------------
held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 2.  Annual Meeting.  The annual meeting of stockholders for
          ---------   --------------
the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

          Section 3.  Special Meetings.  A special meeting of the stockholders,
          ---------   ----------------
or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, the President, the Chief Executive Officer, if any, or by order of the Board of Directors or the Executive Committee thereof and shall be called by the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

          Section 4.  Notice of Meetings.  Except as otherwise provided by law,
          ---------   ------------------
written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

          Section 5.  List of Stockholders.  It shall be the duty of the
          ---------   --------------------
Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stock holder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

          Section 6.  Quorum.  At each meeting of the stockholders, the holders
          ---------   ------
of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

          Section 7.  Voting.  Every stockholder of record who is entitled to
          ---------   ------
vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of
                                               ------  -------
its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

          Section 8.  Proxies.  Each stockholder entitled to vote at a meeting
          ---------   -------
of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

          Section 9.  Action Without a Meeting.  Any action required to be taken
          ---------   ------------------------
at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

          Section 1.  Powers.  The business and affairs of the Corporation shall
          ---------   ------
be managed under the direction of the Board of Directors.

          Section 2.  Election and Term.  Except as otherwise provided by law,
          ---------   -----------------
Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

          Section 3.  Number.  The number of Directors shall be such number as
          ---------   ------
determined from time to time by the Board of Directors, but shall be not less than one (1) nor more than twelve (12), and initially shall be eleven (11).

          Section 4.  Quorum and Manner of Acting.  Unless otherwise provided by
          ---------   ---------------------------
law, the presence of 50% of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 5.  Organization Meeting.  Immediately after each annual
          ---------   --------------------
meeting of stockholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

          Section 6.  Regular Meetings.  Regular meetings of the Board of
          ---------   ----------------
Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

          Section 7.  Special Meetings; Notice.  Special meetings of the Board
          ---------   ------------------------
of Directors shall be held whenever called by the Chairman of the Board, if any, the President, the Chief Executive Officer, if any, or by any two Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him at such place by telex or facsimile, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

          Section 8.  Removal of Directors.  Any Director or the entire Board of
          ---------   --------------------
Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

          Section 9.  Resignations.  Any Director of the Corporation may resign
          ---------   ------------
at any time by giving written notice to the Chairman of the Board, if any, the President, the Chief Executive Officer, if any, or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 10.  Vacancies.  Any newly created directorships and vacancies
          ----------   ---------
occurring in the Board by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by a majority of the directors then in office, although less than a quorum, and such Director shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

          Section 11.  Committees.  The Board of Directors may, by resolution
          ----------   ----------
passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

              Section 11A.  Executive Committee.
              -----------   -------------------

          (a) Designation and Membership.  The Board of Directors may, by
              --------------------------
resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of the President and such number of other directors, not less than one, as the Board of Directors may appoint. Vacancies occurring on the Executive Committee for any reason may be filled by the Board of Directors at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board of Directors or by a majority in voting interest of the stockholders.

          (b) Functions and Powers.  The Executive Committee, subject to any
              --------------------
limitation prescribed by the Board of Directors, shall possess and may exercise, during the intervals between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that the Executive
                                           --------  -------
Committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board of Directors, changing the membership or filling vacancies on the Executive Committee or amending these By-Laws. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of merger unless such power and authority shall be expressly delegated to it by a resolution passed by a majority of the whole Board of Directors. At each meeting of the Board of Directors, the Executive Committee shall make a report of all action taken by it since its last report to the Board of Directors.

          (c) Meetings, Quorum and Manner of Acting.  The Executive Committee
              -------------------------------------
shall meet annually immediately after the annual meeting of the Board of Directors if necessary to elect officers not elected by the Board of Directors and shall meet at such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board of Directors may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

          Section 12.  Compensation of Directors.  Directors, as such, except as
          ----------   -------------------------
may be otherwise provided by the Board, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board or any committee thereof, provided, however,
                                                          --------  -------
that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

          Section 13.  Action Without a Meeting.  Any action required or
          ----------   ------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.

          Section 14.  Telephonic Participation in Meetings. Members of the
          ----------   ------------------------------------
Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1.  Principal Officers.  The Board of Directors shall elect a
          ---------   ------------------
President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board (if any), the Chief Executive Officer (if any) and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

          Section 2.  Election and Term of Office.  The principal officers of
          ---------   ---------------------------
the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

          Section 3.  Other Officers.  In addition, the Board of Directors may
          ---------   --------------
elect such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors or the Executive Committee, the Chairman of the Board, if any, or the President or the Chief Executive Officer, if any, may from time to time determine.

          Section 4.  Removal.  Any officer may be removed, either with or
          ---------   -------
without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board or the Executive Committee called for that purpose, at which a quorum is present.

          Section 5.  Resignations.  Any officer may resign at any time by
          ---------   ------------
giving written notice to the Chairman of the Board, if any, the President, the Chief Executive Officer, if any, the

Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6.  Vacancies.  A vacancy in any office may be filled for the
          ---------   ---------
unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

          Section 7.  Chairman of the Board.  The Chairman of the Board of
          ---------   ---------------------
Directors, if one has been elected, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

          Section 8.  President and Chief Executive Officer.  The President and
          ---------   -------------------------------------
the Chief Executive Officer, if any, shall be the president and chief executive officer, respectively, of the Corporation and shall each have the general powers and duties of supervision and management usually vested in such offices of a corporation. The President shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President or the Chief Executive Officer shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it.

          Section 9.  Vice President.  Each Vice President, if any have been
          ---------   --------------
elected, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Chief Executive Officer, if any, or the Board of Directors or the Executive Committee.

          Section 10.  Treasurer.  The Treasurer shall have charge and custody
          ----------   ---------
of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer, if any, or the Board of Directors or the Executive Committee. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

          Section 11.  Secretary.  The Secretary, if present, shall act as
          ----------   ---------
secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer, if any, or the Board of Directors.

          Section 12.  Salaries.  The salaries of the principal officers shall
          ----------   --------
be fixed from time to time by the Board of Directors or, if one has been established, the Compensation Committee of the Board of Directors, and the salaries of any other officers may be fixed by the President or the Chief Executive Officer, if any.


                                   ARTICLE V

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS
                   -----------------------------------------

          Section 1.  Right of Indemnification.  Every person now or hereafter
          ---------   ------------------------
serving as a Director or officer of the Corporation and every such Director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          Section 2.  Expenses.  Expenses (including attorneys' fees) incurred
          ---------   --------
in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

          Section 3.  Other Rights of Indemnification.  The right of
          ---------   -------------------------------
indemnification herein provided shall not be deemed exclusive of any other rights to which any such Director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER
                           -------------------------

          Section 1.  Certificate for Stock.  Every stockholder of the
          ---------   ---------------------
Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

          Section 2.  Stock Certificate Signature.  The certificates for such
          ---------   ---------------------------
stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President or the Chief Executive Officer, if any, or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corpora tion or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certifi cate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 3.  Stock Ledger.  A record shall be kept by the Secretary or
          ---------   ------------
by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

          Section 4.  Cancellation.  Every certificate surrendered to the
          ---------   ------------
Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

          Section 5.  Registrations of Transfers of Stock. Registrations of
          ---------   -----------------------------------
transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, provided, however, that whenever any transfer of shares shall
                 --------  -------
be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

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

          Section 6.  Regulations.  The Board of Directors may make such rules
          ---------   -----------
and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By- laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

          Section 7.  Lost, Stolen, Destroyed or Mutilated Certificates.  Before
          ---------   -------------------------------------------------
any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

          Section 8.  Record Dates.  For the purpose of determining the
          ---------   ------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 1.  Corporate Seal.  The Board of Directors shall provide a
          ---------   --------------
corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

          Section 2.  Voting of Stocks Owned by the Corporation.  The Board of
          ---------   -----------------------------------------
Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

          Section 3.  Dividends.  Subject to the provisions of the Certificate
          ---------   ---------
of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for

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

equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

          These By-laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal
--------  -------
is contained in the notice of such meeting. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.


                                     * * *

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